Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Brian Shannon
February 12, 2008		713.849.9911
		bshannon@flotekind.com

FLOTEK INDUSTRIES, INC. ANNOUNCES PRICING OF $100 MILLION

OF CONVERTIBLE SENIOR NOTES AND

ENTRY INTO SHARE LENDING AGREEMENT

HOUSTON, February 12, 2008, Flotek Industries, Inc. (NYSE:FTK) a technology-driven global supplier of drilling and production related products and services to the energy and mining industries, announced today that it has priced its previously announced offering of $100 million aggregate principal amount of convertible senior notes. Flotek also announced that it has granted the underwriter a 13-day option to purchase an additional $15 million aggregate principal amount of the convertible notes, solely to cover over-allotments. Flotek intends to use the net proceeds of the convertible notes offering to finance the purchase of its recently announced intended acquisition of Teledrift, Inc and for other general corporate purposes.

The convertible notes will be convertible, under certain circumstances, into shares of Flotek common stock, cash, or a combination thereof, at Flotek’s option, at an initial conversion price of approximately $22.75 per share of Flotek common stock, which is equivalent to an initial conversion rate of 43.9560 shares of Flotek common stock per $1,000 principal amount of convertible notes and represents a 30% premium to the price at which Flotek’s common stock was offered in the concurrent common stock offering described below. The conversion rate and the conversion price will be subject to adjustment in certain circumstances. In addition, in certain circumstances following certain corporate transactions that occur prior to February 15, 2013 and that also constitute a fundamental change, the conversion rate for a holder who elects to convert its convertible notes in connection with such corporate transaction will be increased.

The convertible notes will bear interest at a rate of 5.25% per annum and will also bear contingent interest, in certain circumstances, for periods commencing with the six-month period beginning on February 15, 2013. The convertible notes will mature on February 15, 2028 and may not be redeemed by Flotek prior to February 15, 2013, after which they may be redeemed at 100% of the principal amount plus accrued and unpaid interest. Holders of the convertible notes may require Flotek to repurchase some or all of the convertible notes on each of February 15, 2013, 2018 and 2023 or if Flotek is involved in certain types of corporate transactions or other events constituting a fundamental change, at 100% of the principal amount plus accrued and unpaid interest. The notes will be senior unsecured obligations of Flotek and will be guaranteed by certain of Flotek’s subsidiaries.

Concurrently with the offering of the convertible notes, Flotek has entered into a share lending agreement with Bear, Stearns International Limited (“BSIL”), as principal, and Bear, Stearns & Co. Inc. (“Bear Stearns”), as agent for BSIL, under which it has agreed to loan to BSIL up to 3,800,000 shares of its common stock. Flotek has also entered into an underwriting agreement with Bear Stearns, pursuant to which BSIL intends to sell shares of Flotek’s common stock that BSIL will be entitled to borrow from Flotek under the share lending agreement. These shares are being offered in an underwritten offering registered under the Securities Act of 1933, as amended, pursuant to Flotek’s existing shelf registration statement in order to facilitate hedging transactions undertaken by the purchasers of convertible notes. Flotek will not receive any of the proceeds from this sale of common stock but will receive a nominal lending fee from BSIL under the share lending agreement. BSIL will generally be required to return the borrowed shares as the convertible notes are converted, upon redemption of the convertible notes and upon the occurrence of certain other events. The delivery of common stock pursuant to the share lending agreement is contingent upon the closing of the convertible notes offering, and the closing of the convertible notes offering is contingent upon the delivery of common stock pursuant to the share lending agreement.

While the borrowed shares will be considered issued and outstanding for corporate law purposes, Flotek does not expect the borrowed shares offered and sold by BSIL to be dilutive to its earnings per share calculation because of the requirements for BSIL to return those shares to Flotek on or about February 15, 2028, or earlier in certain circumstances.

The convertible notes offering is expected to close on February 14, 2008, subject to customary closing conditions. Bear, Stearns & Co. Inc. was the sole manager for the offering of the convertible notes.

Flotek has filed a registration statement with the SEC for the offering of the convertible notes and common stock to which this communication relates. The offering of the convertible notes and common stock is being made by means of separate prospectus supplements and a final term sheets. Before you invest, you should read the prospectus, prospectus supplement and final term sheet in the registration statement and other documents Flotek has filed with the SEC for more complete information about Flotek and these offerings. You may get these documents for free by visiting the SEC website at http://www.sec.gov . Alternatively, you can request a copy of the relevant prospectus, the related prospectus supplement and the final term sheet by calling Bear Stearns at 1-866-803-9204.

This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute and offer, solicitation or sale in any jurisdiction in which such and offer, solicitation or sale is unlawful.

About Flotek Industries, Inc

Flotek is a technology driven global supplier of drilling and production related products and services to the energy and mining industries. We offer our products and services through both our own sales force and through independent representatives. Our major customers include leading oilfield service providers, major and independent oil and gas exploration and production companies, and onshore and offshore drilling contractors. Flotek is a publicly traded company headquartered in Houston, Texas and it’s common shares are traded on the New York Stock Exchange under the ticker symbol “FTK”.

For additional information, please visit Flotek’s website at www.flotekind.com.

Forward-Looking Statements:

This Press Release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to consummate proposed acquisitions and to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.